SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           -------------------------


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                               December 29, 1999
                       (Date of earliest event reported)

                             CINCINNATI BELL INC.
            (Exact name of registrant as specified in its charter)

        Ohio                       1-8519                      31-1056105
(State or other jurisdiction      (Commission               (I.R.S. Employer
    of organization)                  File               Identification Number)
                                    Number)

            201 East Fourth Street
               Cincinnati, Ohio                                 45202
    (Address of principal executive offices)                  (Zip Code)


                                (513) 397-9900
             (Registrant's telephone number, including area code)

Item 5. Other Events

          On November 9, 1999 Cincinnati Bell Inc. consummated its acquisition of IXC Communications, Inc. ("IXC"). Cincinnati Bell Inc. currently conducts business and its common stock is traded on the New York Stock Exchange under the name "Broadwing Inc." In this Form 8-K we refer to Cincinnati Bell Inc. d/b/a Broadwing Inc. as "Cincinnati Bell," unless the context clearly indicates otherwise.


Financial Statements and Exhibits

          IXC Communications, Inc. and Subsidiaries September 30, 1999 Quarterly Condensed Consolidated Financial Statements and Notes Thereto (unaudited):

          (i) Unaudited IXC Condensed Consolidated Balance Sheets as of September 30, 1999 and December 31, 1998

          (ii) Unaudited IXC Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 1999 and 1998

          (iii) Unaudited IXC Condensed Consolidated Statements of Cash Flows Nine Months Ended September 30, 1999 and 1998

          (iv)  IXC Notes to Condensed Consolidated Financial Statements


                                                     IXC COMMUNICATIONS, INC.

                                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                 As of                    As of
                   Assets                                                  September 30, 1999       December 31, 1998
                   ------                                                  ------------------       -----------------
                                                                               (Unaudited)
Cash and cash equivalents..................................................    $   147,576             $   264,826
Accounts and other receivables, net of allowance for doubtful accounts of
     $43,780 at September 30, 1999 and $16,664 at December 31, 1998........         86,481                 107,558
Current portion of notes receivable........................................             --                  63,748
Note receivable from Westel................................................             --                   9,421
Other current assets.......................................................         17,846                  10,965
                                                                               -----------             -----------

         Total current assets..............................................        251,903                 456,518

Property and equipment.....................................................      1,733,312               1,193,655
Less:  accumulated depreciation............................................       (313,095)               (209,979)
                                                                               -----------             -----------

         Property and equipment, net.......................................      1,420,217                 983,676
Non-current marketable securities..........................................        372,954                 219,880
Investments in unconsolidated subsidiaries.................................          6,071                   9,505
Deferred charges and other non-current assets, net.........................        168,386                  78,658
                                                                               -----------             -----------

         Total assets......................................................    $ 2,219,531             $ 1,748,237
                                                                               ===========             ===========

                                 Liabilities, Redeemable Preferred Stock and Stockholders' Deficit

Current portion of long-term debt and capital lease obligations...........     $   162,332             $    13,984
Accounts payable trade.....................................................        157,952                  33,558
Accrued service cost.......................................................         36,131                  43,177
Accrued liabilities........................................................        124,424                  72,307
Current portion of unearned revenue........................................         52,224                  33,640
                                                                               -----------             -----------

         Total current liabilities.........................................        533,063                 196,666

Long-term debt and capital lease obligations, less current portion.........        813,735                 679,016
Unearned revenue -- noncurrent.............................................        557,457                 488,395
Other noncurrent liabilities...............................................         55,821                   8,848
7 1/4% Junior Convertible Preferred Stock; $.01 par value;  3,000,000 shares of all classes of Preferred Stock authorized; 1,074,500 shares issued and outstanding at September 30, 1999 and December 31, 1998
     (aggregate liquidation preference of $107,450 at September 30, 1999)..        103,965                 103,623
12 1/2% Junior Exchangeable Preferred Stock; $.01 par value;
     3,000,000 shares of all classes of Preferred Stock authorized; 383,232 and 349,434 shares issued and outstanding at September 30, 1999 and
     December 31, 1998 (aggregate liquidation preference of $389,207 at
     September 30, 1999 including accrued dividends of $5,898).............        379,308                 344,235
Stockholders' deficit:
6 3/4% Cumulative Convertible Preferred Stock, $.01 par value;
     3,000,000 shares of all classes of Preferred Stock authorized;
     155,250 shares issued and outstanding at September 30, 1999 and
     December 31, 1998 (aggregate liquidation preference of $155,250 at
     September 30, 1999)...................................................              2                       2
Common Stock, $.01 par value; 300,000,000 shares authorized;
     37,580,106 and 36,409,709 shares issued and outstanding at
     September 30, 1999 and December 31, 1998, respectively................            376                     364
Additional paid-in capital.................................................        238,276                 253,429
Unrealized gain on marketable securities...................................         89,351                      --
Accumulated deficit........................................................       (551,823)               (326,341)
                                                                               -----------             -----------
     Total stockholders' deficit...........................................       (223,818)                (72,546)
                                                                               -----------             -----------

                                                                 3



                                                                                 As of                    As of
                   Assets                                                  September 30, 1999       December 31, 1998
                   ------                                                  ------------------       -----------------
                                                                               (Unaudited)

     Total liabilities, redeemable preferred stock and stockholders' deficit   $ 2,219,531             $ 1,748,237
                                                                               ===========             ===========


                            See accompanying notes.

                                                                 4

                                                     IXC COMMUNICATIONS, INC.

                                          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                            (UNAUDITED)

                                                           Three Months                     Nine Months
                                                        Ended September 30,             Ended September 30,
                                                       ----------------------          ---------------------
                                                        1999            1998            1999           1998
                                                       ------          ------          ------         ------
Net operating revenue:
  Private line service...........................    $  76,073       $  61,908        $ 220,506      $ 154,480
     Long distance switched services.............       77,535         110,741          230,180        330,010
     Data and Internet services..................        5,556           3,631           16,084          5,308
     Other.......................................       10,963           8,989           22,607          8,989
                                                     ---------       ---------        ---------      ---------
                                                       170,127         185,269          489,377        498,787
Operating expenses:
     Cost of services..........................        106,360         109,984          319,453        325,526
     Operations and administration...............       66,318          40,094          179,075         99,422
     Restructuring charges.......................        6,744              --           32,570             --
     Depreciation and amortization...............       50,651          34,801          126,494         77,589
     Merger and other infrequent costs...........        1,078             444            1,223          8,089
                                                     ---------       ---------        ---------      ---------

         Operating loss:.........................      (61,024)            (54)        (169,438)       (11,839)
Interest income..................................        1,039           2,159            8,702          7,080
Interest expense.................................      (10,536)         (7,580)         (30,645)       (22,421)
Equity loss from unconsolidated subsidiaries            (3,066)         (8,307)         (19,048)       (30,326)
Other income (expense)...........................           (4)            181          (12,729)           357
                                                     ---------       ---------        ---------      ---------

Loss before provision for income taxes and
     minority interest...........................      (73,591)        (13,601)        (223,158)       (57,149)
Benefit (provision) for income taxes.............        4,493          (1,647)          (1,818)        (8,266)
Minority interest................................           --            (216)            (509)          (641)
                                                     ---------       ---------        ---------      ---------

Loss before extraordinary item...................      (66,098)        (15,464)        (225,485)       (66,056)
                                                     ---------       ---------        ---------      ---------

Extraordinary gain (loss), net...................           --             163               --        (69,647)
                                                     ---------       ---------        ---------      ---------

Net loss.........................................      (69,098)        (15,301)        (225,485)      (135,703)
                                                     ---------       ---------        ---------      ---------

Dividends applicable to preferred stock..........      (16,729)        (15,341)         (49,119)       (42,548)
                                                     ---------       ---------        ---------      ---------

Net loss applicable to common stockholders.......      (85,827)        (30,642)        (274,604)      (178,251)
                                                     ---------       ---------        ---------      ---------

Other comprehensive income:
Change in unrealized gain on marketable securities
    net of tax of ($27,860) and $48,112.........       (51,740)             --           89,351             --
                                                     ---------       ---------        ---------      ---------

Comprehensive loss...............................    $(137,567)      $ (30,462)       $(185,253)     $(178,251)
                                                     =========       ==========       =========      =========


Basic and diluted loss per share:
     Before extraordinary item...................    $   (2.29)      $   (0.86)       $   (7.43)     $   (3.03)
     Extraordinary item..........................           --            0.01               --          (1.95)
                                                     ---------       ---------        ---------      ---------

Net loss.........................................    $   (2.29)      $   (0.85)       $   (7.43)     $   (4.98)
                                                     =========       =========        =========      =========
Weighted average shares outstanding..............       37,470          36,014           36,942         35,774
                                                     =========       =========        =========      =========


                                                      See accompanying notes.


                                                     IXC COMMUNICATIONS, INC.

                                          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                      (DOLLARS IN THOUSANDS)
                                                            (UNAUDITED)

                                                                               For the Nine Months
                                                                               Ended September 30,
                                                                             ----------------------
                                                                              1999            1998
                                                                             ------          ------
Net cash provided by operating activities..................................  $ 140,165      $ 127,876
                                                                             ---------      ---------

Investing activities:
     Capital Expenditures..................................................   (449,691)      (336,609)
     Proceeds from collection of notes receivable..........................        750          2,025
     Acquisitions, net of cash acquired and stock issued...................    (73,324)       (22,699)
     Proceeds from sale of property and equipment.........................        (264)            --
     Investments in unconsolidated subsidiaries............................     (6,220)       (26,885)
                                                                             ---------      ---------

Net cash used in investing activities......................................   (528,749)      (384,168)
                                                                             ---------      ---------
Financing activities:
     Proceeds from sale of 9% Senior Notes.................................        --         450,000
     Proceeds from sale of 6 3/4% Cumulative Convertible Preferred Stock...        --         147,213
     Proceeds from issuance of debt and capital lease obligations..........    288,907         14,022
     Principal payments on debt and capital lease obligations..............    (15,840)      (349,361)
     Redemption of 10% Junior Series 3 Cumulative Preferred Stock..........        --            (708)
     Stock option exercises................................................      6,731          3,445
     Payment of dividends on preferred stock...............................     (8,464)        (6,544)
     Other financing activities............................................        --         (14,438)
                                                                             ---------      ---------
Net cash provided by financing activities                                      271,334        243,629
                                                                             ---------      ---------
Effect of differing year-ends from merged entities.........................        --          (1,502)
                                                                             ---------      ---------

Net decrease in cash and cash equivalents..................................   (117,250)       (14,165)
Cash and cash equivalents at beginning of period...........................    264,826        155,855
                                                                             ---------      ---------

Cash and cash equivalents at end of period.................................  $ 147,576      $ 141,690
                                                                             =========      =========

Supplemental Disclosure of cash flow information:

      Cash paid for:

         Interest..........................................................  $   5,943      $  23,117
                                                                             =========      =========
         Taxes.............................................................  $   1,369      $   3,092
                                                                             =========      =========

                            See accompanying notes.


                  IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)


1.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

          The accompanying unaudited condensed consolidated financial statements of IXC Communications, Inc. and its subsidiaries ("the Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods indicated have been included. Operating results for the three and nine month periods ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999. The accompanying unaudited condensed consolidated financial statements have been restated for 1998 to include the operations of Eclipse Telecommunications, Inc., formerly Network Long Distance, Inc. ("Eclipse"), which was acquired on June 3, 1998 in a transaction accounted for as a pooling of interests. The condensed consolidated balance sheet at December 31, 1998 has been derived from the Company's audited financial statements but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The accompanying financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for the year ended December 31, 1998. Certain amounts shown in the Company's 1998 financial statements have been reclassified to conform to the 1999 presentation.

2.   ACQUISITIONS

          On May 10, 1999, the Company acquired Coastal Telecom Limited Company, and other related companies under common control ("Coastal"). Coastal is a retail long distance reseller. The acquisition of Coastal was accounted for as a purchase and was effective as of May 10, 1999. The purchase price amounted to approximately $110.1 million and was comprised of $73.2 million of cash, $10.0 million of notes payable, $25.0 million of the Company's common stock, and warrants to purchase 75,000 shares of the Company's common stock. Goodwill from this acquisition totaled $103.3 million and is being amortized over a period of 7 years.

          On November 9, 1999 the Company completed a merger with Cincinnati Bell Inc. ("CBI"), a diversified telecommunications company headquartered in Cincinnati, Ohio. For further discussion of this matter, see Note 10 of the condensed consolidated financial statements.

3.   MARKETABLE SECURITIES

     PSINet Investment

          The Company owns approximately 10.2 million shares of common stock of PSINet, Inc. ("PSINet"). This investment had a fair market value of approximately $368.0 million as of September 30, 1999. Of the total fair value, $240.0 million was recorded as unearned revenue because it represented the sale to PSINet of an agreement for an indefeasible right to use ("IRU") capacity on the Company's network. The remaining fair value, net of tax, was reported as unrealized gain on marketable securities because the PSINet investment is "available-for-sale" as defined in Statement of Financial Accounting Standards ("SFAS") No. 115. The change in

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

the unrealized gain amount, net of tax, is included in other comprehensive income on the accompanying condensed consolidated statement of operations.

          In June and July, 1999, the Company received approximately $111.8 million representing amounts from a financial institution in connection with two prepaid, forward-sale contracts on 3.0 million shares of PSINet common stock. This amount is accounted for as notes payable and is secured by 3.0 million shares of PSINet common stock owned by the Company. The forward-sale obligation for the first 1.5 million shares of PSINet stock may be settled at a specified date in the second quarter of 2002 for a maximum amount of 1.5 million shares of PSINet stock, or, at the Company's option, the equivalent value in cash.

          The forward-sale obligation for the second 1.5 million shares of PSINet common stock may be settled at a specified date in the first quarter of 2002 for a maximum of the 1.5 million PSINet shares or, at the Company's option, the equivalent value of the 1.5 million shares in cash.

     DCI Telecommunications

          In November 1998 the Company entered into an agreement to acquire
4.25 million shares of common stock of DCI Telecommunications, Inc. ("DCI"), as consideration for payment of amounts due from one of the Company's customers that was also a vendor of DCI. The agreement provided that DCI was to issue additional shares of common stock to the Company if the market value of the shares the Company owned did not reach $17.7 million by June 1, 1999. As of June 1, 1999, and subsequent thereto, the market value of the shares the Company owned was less than the $17.7 million guaranteed in the November 1998 agreement. DCI has publicly disclosed that it does not intend to issue additional shares to the Company. The Company intends to vigorously pursue the remedies to which it is entitled under the November 1998 agreement. As of September 30, 1999, the Company has written down its investment in DCI by $12.8 million to $5 million as a result of these uncertainties. This writedown was recorded in the second quarter 1999 in other income/expense in the condensed consolidated statement of operations contained in the Company's Form 10-Q for such quarter. As of September 30, 1999, the quoted market price declined from June 30, 1999. The Company considered the decline temporary and did not further reduce its investment in DCI. The investment in DCI is included in non-current marketable securities in the accompanying condensed consolidated balance sheet.

4.   INCOME TAXES

          The provision or benefit for income taxes recorded during interim periods is calculated based on an estimated annual effective tax rate. For 1999, the effective tax rate includes the impact of IRU transactions anticipated to occur during the year. During the third quarter the Company reduced its profitability assumptions for the year resulting in an income tax benefit for the quarter. A valuation allowance was applied against the deferred tax assets arising during 1999 due to uncertainty regarding their realizability. As of September 30, 1999, the Company has a total valuation allowance of $213.6 million against deferred tax assets.

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

5.   COMMITMENTS AND CONTINGENCIES

          On July 21, 1999, July 23, 1999 and July 27, 1999, five lawsuits were filed by the Company's stockholders in the Court of Chancery of the State of Delaware relating to the Company's merger agreement with CBI. A further discussion of this and other matters relative to the merger with CBI is contained in Note 10 and in Part II, Item I of the Form 10-Q.

          In conjunction with the merger with CBI, potential areas of concern have arisen regarding the Company's reporting under various Environmental Protection Agency ("EPA") regulations. By comparing information with CBI, potential EPA violations have been identified. The Company is in the process of inspecting its facilities over the next 60 days. If any violations are identified, the related penalties will be recorded during the fourth quarter of 1999. As the inspection process is underway, it is not possible at this time to estimate the amount of penalties, if any, that may be due.

          Twenty-two Equal Employment Opportunity ("EEOC") suits, alleging sexual and racial discrimination and retaliation, have been filed by employees located in the Company's Houston, Texas office of its retail operations. Management was quick to respond to these allegations and is closely monitoring the discovery process. At this point, it is not possible to determine the amount, if any, of penalities which may arise from these lawsuits.

          The Company is also involved in other legal proceedings arising in the ordinary course of business, some of which are covered by insurance. In the opinion of management, none of the claims relating to such proceedings will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

6.   SEGMENT REPORTING

          The Company's financial reporting segments are based on the way the different types of products the Company offers. The segments consist of the private line segment, the switched long distance segment, and the data/Internet segment. The segments are separately evaluated because the products or services sold are subject to different market forces and sales strategies. Management reviews the gross profits of each reporting segment, but views the costs of the network and administrative functions as supporting all business segments. Therefore, assets (other than accounts receivable), liabilities, general and administrative expenses, interest expense and income, and other expenses are not identified to any one segment. Losses from equity method subsidiaries are not identified to any one segment because those subsidiaries may have operations in multiple segments. All operating revenue shown is derived from sales to external customers. Revenue related to the sale of options in fibers that are jointly owned with other carriers are not reported in any segment. The summarized segment data is as follows (in thousands):


                                              IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                             (UNAUDITED)

                                                             Switched Long      Data &
 Three Months Ended September 30, 1999       Private Line      Distance        Internet         Other        Total
 -------------------------------------       ------------    -------------     --------      -----------     -----
Net operating revenue......................    $76,073        $ 77,535         $5,556          $10,963      $170,127
Cost of services...........................     26,772          73,897          5,691            --          106,360
                                               -------        --------         ------          -------      --------

Gross profit...............................     49,301           3,638           (135)          10,963        63,767
Operations and administration..............                                                                   66,318
Restructuring charges......................                                                                    6,744
Depreciation and amortization..............                                                                   50,651
Merger and other infrequent costs..........                                                                    1,078
                                                                                                            --------

Operating loss.............................                                                                  (61,024)
Interest income............................                                                                    1,039
Interest expense...........................                                                                  (10,536)
Equity loss from unconsolidated
     Subsidiaries..........................                                                                   (3,066)
Other, net.................................                                                                       (4)
                                                                                                            --------

Loss before provision for income taxes,
     minority interest, and extraordinary
     item..................................                                                                  $(73,591)
                                                                                                             =========

                                                             Switched Long      Data &
 Three Months Ended September 30, 1998       Private Line      Distance        Internet         Other        Total
 -------------------------------------       ------------    -------------     --------      -----------     -----


Net operating revenue......................    $61,908        $110,741         $3,631          $ 8,989      $185,269
Cost of services...........................     19,750          86,337          3,897              --        109,984
                                               -------        --------         ------          -------      --------

Gross profit...............................     42,158          24,404           (266)           8,989        75,285
Operations and administration..............                                                                   40,094
Depreciation and amortization..............                                                                   34,801
Merger and other infrequent costs..........                                                                      444
                                                                                                            --------

Operating loss.............................                                                                      (54)
Interest income............................                                                                    2,159
Interest expense...........................                                                                   (7,580)
Equity loss from unconsolidated
     subsidiaries..........................                                                                   (8,307)
Other, net.................................                                                                      181
                                                                                                            --------
Loss before provision for income taxes,
    minority interest, and extraordinary
    item..................................                                                                  $(13,601)
                                                                                                            ========



                                              IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                             (UNAUDITED)

                                                             Switched Long      Data &
 Nine Months Ended September 30, 1999       Private Line      Distance         Internet         Other        Total
 -------------------------------------       ------------    -------------     --------      -----------   --------

Net operating revenue......................   $220,506         $230,180        $16,084         $22,607     $ 489,377
Cost of services...........................     79,005          225,536         14,912              --       319,453
                                              --------         --------        -------         -------     ---------

Gross profit...............................    141,501            4,644          1,172          22,607       169,924
Operations and administration..............                                                                  179,075
Restructuring charges......................                                                                   32,570
Depreciation and amortization..............                                                                  126,494
Merger and other infrequent costs..........                                                                    1,223
                                                                                                           ---------

Operating loss.............................                                                                 (169,438)
Interest income............................                                                                    8,702
Interest expense...........................                                                                  (30,645)
Equity loss from unconsolidated
     subsidiaries..........................                                                                  (19,048)
Other, net.................................                                                                  (12,729)
                                                                                                           ---------

Loss before provision for income taxes,
     minority interest, and extraordinary
     item..................................                                                                $(223,158)
                                                                                                           =========

                                                             Switched Long     Data &
 Nine Months Ended September 30, 1998       Private Line      Distance        Internet         Other         Total
 -------------------------------------      ------------     -------------    --------      -----------    --------

Net operating revenue......................   $154,480         $330,010        $ 5,308         $ 8,989     $ 498,787
Cost of services...........................     61,387          255,598          8,541            --         325,526
                                              --------         --------        -------         -------     ---------

Gross profit...............................     93,093           74,412         (3,233)          8,989       173,261
Operations and administration..............                                                                   99,422
Depreciation and amortization..............                                                                   77,589
Merger and other infrequent costs..........                                                                    8,089
                                                                                                           ---------

Operating loss.............................                                                                  (11,839)
Interest income............................                                                                    7,080
Interest expense...........................                                                                  (22,421)
Equity loss from unconsolidated
     subsidiaries..........................                                                                  (30,326)
Other, net.................................                                                                      357
                                                                                                           ---------


Loss before provision for income taxes,
     minority interest, and extraordinary
     item..................................                                                                $ (57,149)
                                                                                                           =========


7.   INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

          At December 31, 1998, the Company was owed $9.4 million by Westel International ("Westel"), the Company's partner in Progress International LLC ("Progress"). The note was secured by Westel's ownership in Progress, and repayment was due on May 31, 1999. Westel failed to make scheduled payments on the note and thereby transferred their share rights to the Company. As a result of that forfeiture, the Company now owns 65.4% of Progress.

          In February 1999 Marca-Tel S.A. de C.V. ("MarcaTel") and its primary creditor agreed to allow MarcaTel to defer certain payments to the creditor until June 1999. The creditor was given the right to acquire up to 10% of MarcaTel and the creditor acquired additional shares which diluted the Company's indirect interest from 32.1% (after taking into consideration the

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

additional share rights forfeited by Westel) to 30.5%. In June 1999 MarcaTel did not pay the creditor, and a default was declared on the loan. Management of MarcaTel and the Company have been meeting with the creditor during the third quarter to work out the default provisions and an operating plan going forward. The Company's indirect investment in MarcaTel was written down to zero in 1998.

          In July 1999, the Company entered into an agreement with Unidial Communications, Inc. to sell its share of Unidial Communications Services, LLC ("Unidial"). In conjunction with this agreement, the Company is relieved from making any further capital contributions to Unidial. During the second quarter of 1999, the Company reported losses totaling approximately $10.9 million related to its investment in Unidial. As of September 30, 1999, the Company's investment in Unidial was zero.

          The Company is currently in discussions with Telenor Carrier Services as its joint venture partner, regarding the Company's exit from the joint venture in Europe ("Storm"). As those discussions are continuing, and it is probable that the Company will not recover any of its investment in the Storm joint venture, the Company has written its investment in Storm down to zero. The total loss from unconsolidated subsidiaries related to the Storm joint venture recorded by the Company during the third quarter of 1999 was approximately $1.8 million.

8.   RESTRUCTURING CHARGE

          In the second quarter of 1999, the Company recorded a charge of approximately $25.8 million to exit certain operations in the switched wholesale business. The restructuring charge consists of severance and various other costs associated with workforce reduction, network decommissioning, and various terminations. The workforce reduction of 94 people included employees contributing to the network operations. The restructuring activities are expected to be substantially complete by March 31, 2000. With the merger agreement reached between CBI and the Company during the third quarter, it was determined that the merged companies would need the switches that had been marked for decommissioning in the second quarter's restructuring charge. Additionally, it was determined that the total period contemplated for lease payments relating to an abandoned office would not be required. As a result, the second quarter's restructuring charge was reduced by $1.2 million during the third quarter related to decommissioning the switches and $0.4 million related to reduction in the lease pay off requirement.

          In the third quarter of 1999, the Company recorded a charge of approximately $8.3 million relating to the restructuring of the organization and to exit certain foreign operations. The plan was developed by the new Chief Executive Officer after reviewing the Company's operations. The workforce reduction of 15 employees included management, administrative and foreign sales personnel. The employees were notified of this program during July and August of 1999. Generally, all of the charges are expected to be paid by the first quarter of 2000.

          Activity in the accrued restructuring liabilities recorded in the second and third quarters of 1999 are as follows (in thousands):


                                              IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                                             (UNAUDITED)

                                                                                                    Accrued at
                                           Restructuring    Amount Paid or                         September 30,
                                              Charge         Written Down       Adjustments            1999
                                           -------------    -------------       -----------        -------------
SECOND QUARTER :
Severance............................        $ 2,864          $  1,367           $    --              $ 1,497
Network Decommissioning..............          3,872               158             1,193                2,521
Asset Write-downs....................         12,722               658                --               12,064
Terminate contractual
   obligations and exit facilities...          6,368               285               380                5,703
                                             -------          --------           -------              -------

Total restructuring costs............        $25,826          $  2,468           $ 1,573              $21,785
                                             =======          ========           =======              =======

THIRD QUARTER:
Severance............................        $ 7,554          $  2,743           $    --              $ 4,811
Terminate contractual
  obligations and exit facilities....            770                30                --                  740
                                             -------          --------           -------              -------
                                             $ 8,324          $  2,773           $                    $ 5,551
                                             =======          ========           =======              =======


9.   NEW ACCOUNTING PRONOUNCEMENTS

          In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that derivative instruments be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 was amended by SFAS No. 137 to be effective for all fiscal years beginning after June 15, 2000. Management has not yet assessed the impact of SFAS No. 133 on the Company's results of operations, cash flows and financial position.

          In June 1999 the FASB issued Interpretation No. 43 on FASB Statement No. 66. Statement No. 66 deals with accounting for real estate transactions. Interpretation No. 43 specifies that leases of real property cannot be considered sales type leases unless title to the property transfers at some point during the lease term. Under this definition, profit relating to IRU agreements for fiber optic wires or capacity cannot be recorded when the fiber or capacity is delivered unless title to the fiber changes hands during the term of the IRU agreement. None of the Company's IRU agreements include title transfer. The Company has always recognized the profit from IRU agreements over the term of the IRU agreement; therefore, no change in accounting will be required.

10.  MERGER WITH CINCINNATI BELL, INC.

          On July 20, 1999, the Company entered into a definitive merger agreement with CBI, a diversified telecommunications company headquartered in Cincinnati, Ohio. In accordance with the terms of the merger agreement, CBI purchased approximately 5 million shares of the Company's common stock for $50 per share, in cash, from the General Electric Pension Trust ("GEPT").

          In July 1999, five purported stockholder class action suits were filed in the Delaware Court of Chancery (the "Court") against the Company, certain former members of the Company's board of directors, CBI and Ivory Merger Inc. These complaints allege, among other things, that the defendants had breached their fiduciary duties to the Company's stockholders by

                   IXC COMMUNICATIONS, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

failing to maximize stockholder value in connection with entering into the merger agreement. The complaints seek charges and a court order enjoining completion of the merger. On August 12, 1999, plaintiffs in the various actions moved for a preliminary injunction to prevent the completion of the merger pending a full hearing on the merits. A hearing in connection with that motion was held on October 20, 1999. In an October 27, 1999 ruling, the Court denied plaintiffs' request for a pecuniary injunction. However, the Court did not rule on the merits of the class action suits, and these suits remain subject to further litigation. The Company believes that the suits are without merit and intends to vigorously defend against these complaints.

          On November 9, 1999 the Company consummated the merger with CBI whereby the Company's stockholders exchanged each share of common stock for
2.0976 shares of CBI common stock. The merger was recorded under the purchase method of accounting by CBI. In conjunction with the merger, CBI refinanced bank loans totaling approximately $371.1 million plus accrued interest and terminated the Company's existing credit facilities with the banks. CBI also refinanced other loans totaling $20.2 million plus accrued interest at the merger date. In connection with the merger, CBI and IXC entered into a $1.8 billion credit facility. This credit facility will be utilized to fund the combined company. The Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "7 1/4% Preferred Stock") and the 6 3/4% Cumulative Convertible Stock (the "6 3/4% Preferred Stock") were replaced with similar issues of CBI preferred stock. Shares of the 12 1/2% Series B Junior Exchangeable Preferred Stock (the "12 1/2% Preferred Stock") and the $450 million of 9% Senior Subordinated Notes (the "9% Notes") remain outstanding after the merger.

11.  CREDIT FACILITY

          In September 1999, the Company completed a $310 million financing through Bank of America and amended its existing credit facility. The credit facility was comprised of two secured revolving loans. During the time the loans were outstanding, they bore interest at the Company's option of the bank's prime rate or LIBOR. At September 30, 1999 the interest rate was 8.25% and the Company borrowed $150 million under this credit facility. In September 1999, an amendment was made to the $600 million credit facility which fixed the maximum amount of borrowings at $200 million. On November 9, 1999, the date of the consummation of the merger, IXC repaid all outstanding borrowings under both credit facilities.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CINCINNATI BELL INC.

                                      by:  /s/ Thomas E. Taylor
                                          ------------------------------------
                                          Name:  Thomas E. Taylor
                                          Title: General Counsel and Secretary

Date: December 29, 1999